                                                                     Exhibit 5.1

SULLIVAN & CROMWELL
NEW YORK TELEPHONE: (212) 558-4000

TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588
                                           125 BROAD STREET, NEW YORK 10004-2498
                                                       -------
                         1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                  1888 CENTURY PARK EAST, LOS ANGELES 90071-2901
                                                   8, PLACE VENDOME, 75001 PARIS
                          ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                              101 COLLINS STREET, MELBOURNE 3000
                                  2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG
                                       OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN






                                                                  April 29, 1999




The Goldman Sachs Group, Inc.,
         85 Broad Street,
                  New York, New York  10004.

Dear Sirs:


         In connection with the registration under the Securities Act of 1933 (the "Act") of 69,000,000 shares (the "Securities") of Common Stock, par value $.01 per share, of The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), and 69,000,000 related stock purchase rights (the "Rights") to be issued pursuant to the Shareholder Protection Rights Agreement, dated as of April 5, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), we, as your counsel, have examined such corporate and partnership records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:


         (1) When the registration statement relating to the Securities and the Rights (the "Registration Statement") has become effective under the Act, an amended and restated certificate of incorporation of the Company substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the terms of the sale of the Securities have been duly established in conformity with the Company's amended and restated certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.


         (2) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act, the Securities have been duly issued and sold as contemplated by the Registration Statement and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

         In connection with our opinion set forth in paragraph (2) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and the general partner of The Goldman Sachs Group, L.P. and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,


                                                  /s/ Sullivan & Cromwell